UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018

Long Blockchain Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12-1 Dubon Court, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2018, Long Blockchain Corp. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that Nasdaq had determined to delist the Company’s securities under the discretionary authority granted to Nasdaq pursuant to Nasdaq Rule 5101. The notification letter also stated that Nasdaq was revoking its prior notification to the Company that it had regained compliance with the market value of listed securities requirement of Rule 5550(b)(2) (the “MVLS Rule”). The Company has the right to appeal Nasdaq’s determination to a Hearings Panel (the “Panel”), provided it requests a hearing no later than 4:00 pm on February 22, 2018. The Company intends to request a hearing by such date. As a result, the Nasdaq notification has no effect at this time on the listing of the Company’s common stock, and the stock will continue to trade uninterrupted under the symbol “LBCC”.

If the Company’s appeal is approved, the Company will still need to regain compliance with the MVLS Rule by April 9, 2018. In order to regain compliance, the market value of the Company’s listed securities must remain at $35 million or more for a minimum of ten consecutive business days. If the Company does not regain compliance by such date, the Company’s securities would again be subject to potential delisting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2018	LONG BLOCKCHAIN CORP.

	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer

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